SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2001

SPACELABS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation)

0-20083	91-1558809

(Commission File Number)	(IRS Employer Identification No.)

15220 N.E. 40th Street

P.O. Box 97013

Redmond, Washington	98052

(Address of principal executive	(Zip Code)

offices)

Registrant’s telephone number, including area code: (425) 882-3700

(NOT APPLICABLE)
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 2.1
Exhibit 2.2
Exhibit 2.3

Item 2. Acquisition or Disposition of Assets.

     On September 12, 2001, Spacelabs Medical, Inc. (the “Company”), a Delaware corporation, sold to USREA, Inc. (“Purchaser”), a Delaware corporation, approximately 13.9 acres of land located in Redmond, Washington, including the Company’s corporate headquarters and a manufacturing facility (the “Property”). The sale was consummated pursuant to a Purchase and Sale Agreement dated as of September 5, 2001 (the “Purchase Agreement”) between the Company and Purchaser. The aggregate purchase price paid by Purchaser for the Property was $74 million and was determined through arm’s length negotiations between representatives of the Company and Purchaser. The net cash proceeds of this transaction were used to retire the Company’s primary credit facility. The Company may seek a new, smaller credit facility to fund ongoing working capital needs. The Company anticipates recording a gain on the sale, which will be partially offset by costs yet to be finalized, including costs associated with transitioning to alternative facilities.

     Purchaser will hold title to the Property on behalf of Microsoft Corporation (“Microsoft”). Microsoft, a Washington corporation, develops, manufactures, licenses, sells, and supports a wide range of software products. In connection with the sale of the Property, the Company and Microsoft entered into a Lease Agreement dated as of September 12, 2001 pursuant to which the Company will occupy the corporate headquarters and manufacturing facility as a tenant of Microsoft for up to 18 months after the closing of the sale.

     The foregoing description of the Purchase and Sale and Lease Agreements is qualified in its entirety by reference to the terms of such agreements, which are filed herewith as Exhibits 2.1, 2.2 and 2.3, and are incorporated herein by reference.

     The Company intends to seek an alternative location for its headquarters and manufacturing facility. It is the Company’s present intention to maintain its headquarters in the Redmond, Washington vicinity upon the expiration of the lease with Microsoft, and the Company will consider efficient and economic alternatives to meet its space requirements.

     This report may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on assumptions which the Company, as of the date of this release, believes to be reasonable and appropriate. The Company cautions, however, that actual facts and conditions may exist in the future that could vary materially from the assumed facts and conditions upon which such forward-looking statements are based. These facts or conditions include, without limitation, that the Company will be unable to find suitable alternate space for its headquarters and manufacturing facility in the Redmond, Washington vicinity or elsewhere or will incur unforeseen costs associated with relocating, the risk that additional strategic alternative(s) will not be identified or consummated, the risk that additional credit may not be able to be obtained on favorable terms, and other risks detailed in the Company’s Securities and Exchange Commission filings.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.

     The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number Referred
to in Item 601 of
Regulation S-K	Description

2.1	Real Estate Purchase and Sale Agreement by and between Registrant, Spacelabs Medical, Inc. (a subsidiary of Registrant) and USREA, Inc., dated as of September 5, 2001.

2.2	Lease Agreement by and between Microsoft Corporation and Spacelabs Medical, Inc. (a subsidiary of Registrant), dated as of September 12, 2001.

2.3	Guaranty by and between Microsoft Corporation and Spacelabs Medical, Inc. (a subsidiary of Registrant), dated as of September 12, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2001	SPACELABS MEDICAL, INC.

	By:	/s/ James A. Richman
James A. Richman Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

2.1	Real Estate Purchase and Sale Agreement by and between Registrant, Spacelabs Medical, Inc. (a subsidiary of Registrant) and USREA, Inc., dated as of September 5, 2001. Filed herewith.

2.2	Lease Agreement by and between Microsoft Corporation and Spacelabs Medical, Inc. (a subsidiary of Registrant), dated as of September 12, 2001. Filed herewith.

2.3	Guaranty by and between Microsoft Corporation and Spacelabs Medical, Inc. (a subsidiary of Registrant), dated as of September 12, 2001. Filed herewith.